Exhibit 10.7

ACKNOWLEDGEMENT

Nightfood Holdings Inc., a Nevada corporation (the “Company”), acknowledges an Assignment Agreement dated June 30, 2017 (the “Agreement”) between Black Forest Capital LLC (as “Assignor”) and SkyBridge Ventures LLC (as “Assignee”) under which the Assignor is selling the Notes, as defined in the Agreement.

As a material inducement to the Assignee to enter into the Agreement the Company makes the following representations and warranties to the Assignee.

1.       Reissuance of Note. The Company agrees to reissue two new notes in the form annexed hereto as Exhibit A (the “New Notes”) to the Assignee for the Notes as a 3(a)(9) exchange.

2.       TA Letter. The Company shall deliver to the Assignee a letter from its transfer agent in the form annexed hereto as Exhibit B.

3.       Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Company and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.       Defenses. The Company hereby represents and warrants that there are no defenses to the payment of the Notes principal or any other sum that has or may accrue or be payable pursuant to the Notes or the documents delivered together therewith or related thereto.

5.       Assignor Status. The Assignor is not now and has not been for the previous three (3) months an affiliate or control person of the Company.

6.       Tacking. The Assignee’s holding period of the New Notes, for Rule 144 purposes, shall tack back to the issue date of the respective Note for which it was reissued.

7.       Company Status. The Company is not now and has never been a “shell company” as defined under Rule 144. Further, despite any erroneous filing with the Securities and Exchange Commission (the “Commission”) and the Company’s voluntary filing of forms 10-K, 10-Q, and 8-K with the Commission, the Company does not have a class securities registered with the Commission under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

Nightfood Holdings Inc.

/s/ Sean Folkson
By: Sean Folkson
Its: CEO